UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2012

BRT REALTY TRUST
(Exact name of Registrant as specified in charter)

Massachusetts	001-07172	13-2755856
(State or other jurisdiction of incorporation)	(Commission file No.)	(IRS Employer I.D. No.)

60 Cutter Mill Road, Suite 303, Great Neck, New York	11021
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code    516-466-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01    Entry into a Material Definitive Agreement.

On or about October 4, 2012, our wholly-owned subsidiary, TRB Silvana LLC (“TRB”), entered into a joint venture (the “Joint Venture”) with KBS Silvana LLC (“KBS”).  Contemporaneously therewith, the Joint Venture purchased Silvana Oaks Apartments, a 208 unit multi-family property located at 8439 Dorchester Road, North Charleston, SC, from Palmetto Park Apartments Associates, LLC.  The Joint Venture paid approximately $22.6 million for the property (including the $21.5 million purchase price and $1.1 million representing, among other things, third party acquisition costs and insurance and real estate tax escrows), of which approximately $17.7 million was financed.  We contributed $4.4 million to the Joint Venture in exchange for a 90% equity interest therein.

The $17.7 million loan bears interest at the rate of 3.79% per annum, is interest only until November 1, 2014, amortizes on a 30 year amortization schedule thereafter, matures on November 1, 2022, is secured by the acquired property, provides for customary events of default and is non-recourse to us and TRB.

The joint venture agreement generally provides that cash flow (as determined in accordance therewith) generated by the Joint Venture is to be distributed not less than quarterly in the following order of priority:

●
to each member of the Joint Venture, pari passu, in proportion to their accrued and unpaid preferred return (i.e., an amount equal to 10% per annum, compounded quarterly on such member’s unreturned capital contribution), until each member’s preferred return has been paid in full;

●	to each member of the Joint Venture, pari passu in proportion to their relative unreturned capital contributions, until such member’s capital contributions has been returned in full;

●	25% to KBS and 75% to TRB until an internal rate of return of 15% has been achieved by TRB; and

●	thereafter, 35% to KBS and 65% to TRB.

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 is incorporated herein by this reference.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by this reference.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

The financial statements, if any, required by this item will be filed by December 18, 2012.

(b)	Pro Forma Financial Information

The pro forma financial information, if any, required by this item will be filed by December 18, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRT REALTY TRUST

Date: October 10, 2012	By:	/s/ David W. Kalish
David W. Kalish
Senior Vice President – Finance